UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. — Other Events.

On May 13, 2014, in connection with the public offering by L-3 Communications Corporation (the “Company”), a wholly-owned subsidiary of L-3 Communications Holdings, Inc., of $350,000,000 in aggregate principal amount of 1.50% Senior Notes due 2017 (the “2017 Notes”) and $650,000,000 in aggregate principal amount of 3.95% Senior Notes due 2024 (the “2024 Notes” and, together with the 2017 Notes, the “Notes”), the Company and the subsidiary guarantors named therein entered into an Underwriting Agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., SunTrust Robinson Humphrey, Inc. and the other several underwriters named in Schedule A of the Agreement. The sale of the Notes is being made pursuant to the Company’s and the subsidiary guarantors’ Registration Statement on Form S-3 (File No. 333-188457) (the “Registration Statement”) and the prospectus supplement, dated May 13, 2014, to the prospectus contained therein dated May 8, 2013.

A copy of the Agreement is filed herewith as Exhibit 1.1 and incorporated by reference herein and into the Registration Statement.

ITEM 9.01. — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

1.1	Underwriting Agreement, dated as of May 13, 2014, among L-3 Communications Corporation, the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., SunTrust Robinson Humphrey, Inc. and the other several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Ralph G. D’Ambrosio
Name:	Ralph G. D’Ambrosio
Title:	Senior Vice President and Chief Financial Officer

Dated: May 16, 2014

EXHIBIT INDEX

Exhibit Number	Title

1.1	Underwriting Agreement, dated as of May 13, 2014, among L-3 Communications Corporation, the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., SunTrust Robinson Humphrey, Inc. and the other several underwriters named therein.